Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com

+ 1 (781) 652-6480

Media Relations:

Jason Keith

publicrelations@vistaprint.com

+1 (781) 652-6444

VistaPrint Reports 2009 Third Fiscal Quarter Financial Results

•	Quarterly revenue rose 21 percent year over year to $127.5 million

•	GAAP net income per fully diluted share rose 32 percent year over year to $0.33

•	Non-GAAP adjusted net income per fully diluted share rose 37 percent year over year to $0.44

Hamilton, Bermuda, April 30, 2009 — VistaPrint Limited (NASDAQ: VPRT), the small business marketing company, today announced financial results for the 2009 third fiscal quarter ended March 31, 2009.

“VistaPrint executed well in the third quarter with revenue in line with guidance and earnings that exceeded guidance,” said Robert Keane, president and chief executive officer. “These results reflect our strategy of growing both revenue and profits through a combination of new customer acquisition, geographic expansion, and enhanced customer value propositions. Equally important, VistaPrint’s ability to execute simultaneously on so many fronts reflects our continued dedication to operational and financial discipline.”

VistaPrint recently announced several key strategic and operational developments, including: the company’s decision to change its domicile to the Netherlands and re-establish a headquarters office (“quartiers généraux”) in Paris, France; VistaPrint’s strategic partnership with FedEx Office to provide marketing products and services in the US market; and the introduction of email marketing services.

“We believe these exciting developments will help scale our operations, enhance our services, and reinforce our market leadership,” continued Keane. “The new email offering is a continuation of our strategy of being a turnkey marketing solution for small businesses. Our strategic partnership with FedEx Office should help us grow our US revenue by reaching new customers and by combining VistaPrint’s strengths with those of FedEx Office, the market leader in retail copy and print services. Finally, the re-domicile of our parent entity in the Netherlands and the re-establishment of an office in France underscores VistaPrint’s commitment to becoming a market leader in geographies worldwide.”

Financial Metrics:

•	Revenue for the third quarter of fiscal year 2009 grew to $127.5 million, a 21 percent increase over revenue of $105.8 million reported in the same quarter a year ago.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the third quarter was 63.5 percent, compared to 61.3 percent in the same quarter a year ago.

•

Operating income in the third quarter was $16.0 million, or 12.5 percent of revenue, and reflected a 44 percent increase compared to $11.1 million, or 10.5 percent of revenue in the same quarter a year ago.

•

GAAP net income for the third quarter was $14.2 million, or 11.1 percent of revenue, representing a 24 percent increase compared to $11.5 million, or 10.8 percent of revenue in the same quarter a year ago.

•	GAAP net income per fully diluted share for the third quarter was $0.33, representing a 32 percent increase compared to $0.25 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the third quarter, which excludes share-based compensation expense, was $18.9 million, or 14.8 percent of revenue, representing a 25 percent increase compared to $15.1 million, or 14.3 percent of revenue in the same quarter a year ago.

•

Non-GAAP adjusted net income per fully diluted share for the third quarter, which excludes share-based compensation expense, was $0.44, representing a 37 percent increase compared to $0.32 in the same quarter a year ago.

•	Capital expenditures in the third quarter were $18.1 million, or 14.2 percent of revenue.

•

During the third quarter, the Company generated $19.5 million in cash from operations and $(0.5) million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, and capitalization of software and website development costs.

•	The Company had $114.7 million in cash, cash equivalents and short-term marketable securities as of March 31, 2009.

Operating Highlights:

•	VistaPrint acquired approximately 1.5 million new customers in the third fiscal quarter ended March 31, 2009.

•	Repeat customers generated approximately 66 percent of total quarterly bookings in the third quarter, compared with 64 percent in the same quarter a year ago.

•

Average daily order volume in the third quarter of fiscal 2009 exceeded 44,000, reflecting an approximate 33 percent increase over an average of more than 33,000 orders per day in the same quarter a year ago.

•	Advertising spending in the third quarter was $24.4 million, or 19.2 percent of revenue, compared to $19.9 million, or 18.8 percent of revenue in the same quarter a year ago.

•	Non-US markets contributed 38 percent of total revenue in the third quarter, flat with 38 percent in the same quarter a year ago.

•	Average order value in the third quarter including revenue from shipping and processing was $31.06, a 5 percent decrease when compared to $32.54 in the same quarter a year ago.

•	Web site sessions in the third quarter were 65.8 million, a 38 percent increase over 47.6 million in the same quarter a year ago.

•	Conversion rates were 6.0 percent in the third quarter of fiscal 2009, compared to 6.4 percent in the same quarter a year ago.

•	VistaPrint broadened its promotional product offerings with the introduction of key chains and mouse pads.

“Third quarter revenue results were in line with our guidance and we exceeded our earnings guidance due to the seasonal increase in revenue from small business product lines, gross margin improvements, and effective cost controls,” noted chief financial officer Mike Giannetto. “Looking ahead, economic conditions and exchange rates remain uncertain, and we have attempted to factor these risks into our financial guidance.”

Financial Guidance as of April 30, 2009:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the quarter ending June 30, 2009, the Company expects revenue of approximately $123 million to $129 million.

•	For the full fiscal year ending June 30, 2009, the Company expects revenue of approximately $504 million to $510 million.

GAAP Fully-Diluted Earnings Per Share

•	For the quarter ending June 30, 2009, the Company expects GAAP fully-diluted earnings per share of approximately $0.24 to $0.28, which assumes 43.6 million weighted average shares outstanding.

•

For the full fiscal year ending June 30, 2009, the Company expects GAAP fully-diluted earnings per share of approximately $1.16 to $1.20, which assumes 44.2 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Fully-Diluted Share

•

For the quarter ending June 30, 2009, the Company expects non-GAAP adjusted net income per fully diluted share of approximately $0.35 to $0.39, which assumes a non-GAAP fully diluted weighted average share count of approximately 44.1 million shares, and share-based compensation expense of approximately $4.8 million.

•

For the full fiscal year ending June 30, 2009, the Company expects non-GAAP adjusted net income per fully diluted share of approximately $1.61 to $1.65, which assumes a non-GAAP fully diluted weighted average share count of approximately 44.6 million shares, and share-based compensation expense of approximately $20.2 million.

Capital Expenditures

•	For the quarter ending June 30, 2009, the Company expects to make capital expenditures of approximately $15 million to $20 million.

•	For the full fiscal year ending June 30, 2009, the Company expects to make capital expenditures of approximately $75 million to $80 million.

The foregoing guidance supersedes any guidance previously issued by the Company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EDT) on April 30, 2009, VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:00 p.m. (EDT) there will be a Web cast of a live Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s Web site. A replay of the Q&A session will be available on the Company’s Web site following the call on April 30, 2009.

About non-GAAP financial measures

To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, VistaPrint has used the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share. The item excluded from the non-GAAP measurements is share-based compensation expense, inclusive of income tax effects and share count impact. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share based compensation grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. VistaPrint believes that both management and investors have historically benefited from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. Management believes that these benefits were particularly important during the period following adoption of SFAS

123(R), as prospective equity grants resulted in incremental share-based compensation expenses not previously reported by VistaPrint prior to adoption of SFAS 123(R), which management believes were not indicative of core business operating results.

VistaPrint previously announced the Company’s intention to eliminate the use of non-GAAP financial measures in its financial reporting and guidance beginning with the first quarter of the fiscal year ending June 30, 2009, other than to facilitate non-GAAP comparisons during a transition period, because management believed that the reporting of non-GAAP measures would by that time no longer provide meaningful supplemental information to investors regarding the Company’s performance. However, based on subsequent investor feedback, management has concluded that many investors believe they would continue to benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when forecasting and analyzing future periods. Therefore, the Company intends to continue to use non-GAAP financial measures in its financial reporting and guidance in fiscal year 2009 and will reevaluate their use in future periods. Until VistaPrint ceases to include non-GAAP financial measures in its reporting, it expects to compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the Company’s financial performance, management does (and investors should) rely upon GAAP financial statements.

About VistaPrint

VistaPrint Limited (NASDAQ: VPRT) is the small business marketing company having served over 19 million customers world-wide. VistaPrint offers small businesses the ability to market their business with a broad range of brand identity and promotional products, marketing services and electronic marketing solutions. A global company, VistaPrint employs more than 1,600 people and operates 19 localized websites serving over 120 countries around the world. A broad range of marketing products and services are available online at www.vistaprint.com. VistaPrint’s products are satisfaction guaranteed.

VistaPrint and the VistaPrint logo are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the heading “Financial Guidance as of April 30, 2009,” our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, our Form 10-Q for the quarter ended December 31, 2008, and other documents we periodically file with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	March 31, 2009	June 30, 2008
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$107,744	$103,145
Marketable securities	6,910	26,598
Accounts receivable, net of allowances of $214 and $213, respectively	7,629	6,105
Inventory	3,192	2,548
Prepaid expenses and other current assets	5,683	5,678

Total current assets	131,158	144,074
Property, plant and equipment, net	181,593	154,520
Software and web site development costs, net	6,483	5,380
Deferred tax assets	3,118	2,956
Other assets	9,979	9,022

Total assets	$332,331	$315,952

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,179	$8,486
Accrued expenses	40,859	35,655
Deferred revenue	2,353	1,893
Current portion of long-term debt	8,625	3,304

Total current liabilities	63,016	49,338
Deferred tax liability	2,201	2,656
Other liabilities	4,310	1,946
Long-term debt	10,626	19,507
Shareholders’ equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized; 44,064,212 and 44,279,248 shares issued; and 42,258,611 and 44,279,248 shares outstanding, respectively	44	44
Treasury shares, at cost, 1,805,601 and 0 shares, respectively	(27,537)	—
Additional paid-in capital	195,741	191,271
Retained earnings	84,087	43,098
Accumulated other comprehensive income	(157)	8,092

Total shareholders’ equity	252,178	242,505

Total liabilities and shareholders’ equity	$332,331	$315,952

VistaPrint Limited

Consolidated Statements of Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
	(Unaudited)
	(in thousands, except share and per share data)
Revenue	$127,523	$105,779	$380,658	$290,249

Cost of revenue (1)	46,583	40,960	142,119	110,607
Technology and development expense (1)	15,646	11,390	44,700	31,623
Marketing and selling expense (1)	39,644	33,732	117,128	94,170
General and administrative expense (1)	9,664	8,581	30,240	24,027

Income from operations	15,986	11,116	46,471	29,822
Interest income	251	1,057	1,543	3,378
Other (expense) income, net	(389)	669	(1,755)	766
Interest expense	342	404	1,075	1,260

Income before income taxes	15,506	12,438	45,184	32,706
Income tax provision	1,340	985	4,195	3,204

Net income	$14,166	$11,453	$40,989	$29,502

Basic net income per share	$0.34	$0.26	$0.95	$0.67

Diluted net income per share	$0.33	$0.25	$0.92	$0.64

Weighted average common shares outstanding—basic	42,183,100	44,062,407	43,290,985	43,815,062

Weighted average common shares outstanding—diluted	43,109,786	46,002,304	44,469,114	46,038,479

(1)	Share-based compensation cost is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
	(Unaudited)
	(in thousands)
Cost of revenue	$183	$248	$565	$593
Technology and development expense	1,247	1,005	3,707	2,865
Marketing and selling expense	1,010	879	3,032	2,685
General and administrative expense	2,156	1,392	7,575	4,110

	$4,596	$3,524	$14,879	$10,253

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended March 31,				Nine Months Ended March 31,
	2009		2008		2009		2008
	(Unaudited)				(Unaudited)
	(in thousands, except per share data)				(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$14,166		$11,453		$40,989		$29,502
Add back:
Share-based compensation expense, inclusive of income tax effects	4,761	(a)	3,652	(b)	15,413	(c)	10,627	(d)

Non-GAAP adjusted net income	$18,927		$15,105		$56,402		$40,129

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.33		$0.25		$0.92		$0.64
Add back:
Share-based compensation expense, inclusive of income tax effects	0.11		0.07		0.34		0.21

Non-GAAP adjusted net income per diluted share	$0.44		$0.32		$1.26		$0.85

(a)	Includes share-based compensation charges of $4,596 and the income tax effects related to those charges of $165
(b)	Includes share-based compensation charges of $3,524 and the income tax effects related to those charges of $128
(c)	Includes share-based compensation charges of $14,879 and the income tax effects related to those charges of $534
(d)	Includes share-based compensation charges of $10,253 and the income tax effects related to those charges of $374

VistaPrint Limited

Consolidated Statements of Cash Flows

	Nine Months Ended March 31,
	2009	2008
	(Unaudited)
	(in thousands)
Operating activities
Net income	$40,989	$29,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,991	17,769
Loss on disposal of long lived assets	1,331	112
Share-based compensation expense	14,879	10,253
Tax benefits derived from share-based compensation awards	(4,408)	(185)
Changes in operating assets and liabilities:
Accounts receivable	(1,769)	(1,625)
Inventory	(844)	(860)
Prepaid expenses and other assets	(1,484)	(4,231)
Accounts payable	2,942	2,219
Accrued expenses and other current liabilities	14,625	16,109

Net cash provided by operating activities	92,252	69,063

Investing activities
Purchases of property, plant and equipment	(59,575)	(48,889)
Purchases of marketable securities	(6,078)	(45,761)
Sales of marketable securities	25,037	55,942
Purchase of intangible assets	—	(1,250)
Capitalization of software and website development costs	(5,319)	(3,999)

Net cash used in investing activities	(45,935)	(43,957)

Financing activities
Repayments of long-term debt	(2,423)	(2,425)
Payment of withholding taxes in connection with settlement of RSUs	(1,832)	(2,228)
Repurchase of common shares	(45,518)	—
Tax benefits derived from share-based compensation awards	4,408	185
Proceeds from issuance of common shares	4,757	7,364

Net cash (used in) provided by financing activities	(40,608)	2,896

Effect of exchange rate changes on cash	(1,110)	1,110

Net increase in cash and cash equivalents	4,599	29,112

Cash and cash equivalents at beginning of period	103,145	69,464

Cash and cash equivalents at end of period	$107,744	$98,576

Free cash flow reconciliation:
Net cash provided by operating activities	$92,252	$69,063
Purchases of property, plant and equipment	(59,575)	(48,889)
Capitalization of software and website development costs	(5,319)	(3,999)

Total free cash flow	$27,358	$16,175